Exhibit 10.1

AMENDMENT NO. 5 TO AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT
This AMENDMENT NO. 5 TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of November 22, 2024 by and among VIRCO MFG. CORPORATION, a Delaware corporation (“VMC”), VIRCO INC., a Delaware corporation (“Virco”, and together with VMC, “Borrowers” and, each individually, a “Borrower”), the financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (collectively, “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”), with respect to the following:
RECITALS
WHEREAS, Borrowers, Lenders and Agent have previously entered into that certain Amended and Restated Revolving Credit and Security Agreement, dated as of September 28, 2021 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, Borrowers have requested that Lenders and Agent amend the Credit Agreement in certain respects, including without limitation to modify covenants relating to stock repurchases and dividend payments and unused line fees, which Lenders and Agent are willing to do on the terms and subject to the conditions contained in this Amendment.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement, the Other Documents and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENTS
A.Definitions Incorporated. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Credit Agreement, as amended hereby.
B.Recitals. The Recitals above are incorporated herein as though set forth in full and Borrowers stipulate to the accuracy of each of the Recitals.
C.Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:
1.Section 1.2. Section 1.2 of the Credit Agreement is hereby amended as follows:
a.To add the following new definitions in the proper alphabetical order:
“Amendment No. 5” shall mean that certain Amendment No. 5 to Amended and Restated Revolving Credit and Security Agreement dated as of November 22, 2024 among Borrowers, the Lenders party thereto and Agent.

“Amendment No. 5 Effective Date” has the meaning specified for such term in Amendment No. 5.
b.To amend and restate in its entirety the definition of “Permitted Acquisitions” to read as follows:
“Permitted Acquisitions” shall mean acquisitions of the assets or Equity Interests of another Person (the “target”) so long as: (a) at the time of and after giving effect to such acquisition, Borrowers have pro forma Availability (i.e., after giving effect to consummation of such acquisition and the sources of proceeds thereof) of not less than 25% of the then applicable Maximum Revolving Advance Availability; (b) the total costs and liabilities (including without limitation, all assumed liabilities, all earn-out payments, deferred payments and the value of any other stock or assets transferred, assigned or encumbered with respect to such acquisitions) of any individual acquisition does not exceed $8,000,000 and of all such acquisitions do not exceed $8,000,000 in the aggregate throughout the Term; (c) with respect to the acquisition of Equity Interests, such target shall (i) have a positive EBITDA and tangible net worth, calculated in accordance with GAAP immediately prior to such acquisition, (ii) be added as a Borrower to this Agreement and be jointly and severally liable for all Obligations, and (iii) grant to Agent a first priority lien in all assets of such target; (d) the target or property is used or useful in the Borrowers’ Ordinary Course of Business; (e) Agent shall have received a first-priority security interest in all acquired assets or Equity Interests, subject to documentation satisfactory to Agent; (f) the board of directors (or other comparable governing body) of the target shall have duly approved the transaction; (g) Borrowers shall have delivered to Agent (i) a pro forma balance sheet and pro forma financial statements and a Compliance Certificate demonstrating that, upon giving effect to such acquisition on a pro forma basis, Borrowers would be in compliance with the financial covenants set forth in Section 6.5 as of the most recent fiscal quarter end and (ii) financial statements of the acquired entity for the two most recent fiscal years then ended, in form and substance reasonably acceptable to Agent; (h) if such acquisition includes general partnership interests or any other Equity Interest that does not have a corporate (or similar) limitation on liability of the owners thereof, then such acquisition shall be effected by having such Equity Interests acquired by a corporate holding company directly or indirectly wholly-owned by a Borrower and newly formed for the sole purpose of effecting such acquisition; (i) no assets acquired in any such transaction(s) shall be included in the Formula Amount until Agent has received a field examination and/or appraisal of such assets, in form and substance acceptable to Agent; and (j) no Default or Event of Default shall have occurred or will occur after giving pro forma effect to such acquisition. For the purposes of calculating Availability under this definition, any assets being acquired in the proposed acquisition shall be included in the Formula Amount on the date of closing so long as Agent has received an audit or appraisal of such assets as set forth in clause (i) above and so long as such assets satisfy the applicable eligibility criteria.
2.Section 7.7(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(d)    subject to the proviso set forth below in this Section 7.7(d), Borrowers may make Restricted Payments to any Person that owns an Equity Interest in any Borrower so

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long as (i) such Restricted Payments shall not exceed $8,000,000 in the aggregate during any fiscal year; (ii) no Default or Event of Default shall have occurred or be continuing, (iii) no Default or Event of Default shall result from any such Restricted Payment, and (iv) as of the date of the making of such Restricted Payment and after giving effect thereto, the Borrowers shall have a pro forma Fixed Charge Coverage Ratio of not less than 1.20:1.00 for the most recent twelve-month period ending as of the fiscal quarter immediately preceding the date of such Restricted Payment; provided that (x) if any such Restricted Payment is to be made pursuant to a Share Repurchase Program (each, a “Share Repurchase Payment”), Borrowers shall provide to Agent a Compliance Certificate at least ten (10) Business Days prior to making the first Share Repurchase Payment under such Share Repurchase Program, which Compliance Certificate shall reflect a pro forma Fixed Charge Coverage Ratio of not less than 1.20:1.00 for the most recent twelve-month period ending as of the fiscal quarter immediately preceding the date of such first Share Repurchase Payment, with such calculation assuming that the full amount of such Share Repurchase Program is paid as of the proposed first Share Repurchase Payment date, (y) with respect to any Cash Dividend to be made pursuant to this Section 7.7(d), Borrowers shall provide to Agent a Compliance Certificate at least ten (10) Business Days prior to declaring the first Cash Dividend during any fiscal year, which Compliance Certificate shall reflect a pro forma Fixed Charge Coverage Ratio of not less than 1.20:1.00 for the most recent twelve-month period ending as of the fiscal quarter immediately preceding the declaration of such Cash Dividend (giving pro forma effect to such Cash Dividend as if it had been made on such date), and (z) with respect to any other Restricted Payment to be made pursuant to this Section 7.7(d), Borrowers shall provide to Agent a Compliance Certificate at least ten (10) Business Days prior to making such Restricted Payment, which Compliance Certificate shall reflect a pro forma Fixed Charge Coverage Ratio of not less than 1.20:1.00 for the most recent twelve-month period ending as of the fiscal quarter immediately preceding the date of such Restricted Payment (giving pro forma effect to such Restricted Payment as if it had been made on such date); and
D.Conditions Precedent. The obligations of Agent and Lenders hereunder, and this Amendment, will be effective on the date (the “Amendment No. 5 Effective Date”) of satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to Agent:
1.Amendment. Borrowers shall have delivered to Agent an executed original of this Amendment.
2.Amendment to Fee Letter. Borrowers shall have delivered to Agent an executed original of the Amendment to Fee Letter dated the date hereof, and shall have paid all fees in connection therewith.
3.Representations and Warranties. The representations and warranties contained herein and in the Credit Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date, in which case each such representation and warranty shall be true and correct in all material respects as of such specific date;
4.No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and

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5.Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Agent and its counsel.
E.Representations and Warranties. To induce Lenders and Agent to enter into this Amendment, each Borrower represents and warrants to Lenders and Agent as of the date hereof as follows:
1.Such Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder. This Amendment has been duly executed and delivered by such Borrower and the Credit Agreement, as amended by this Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (i) are within such Borrower’s powers, have been duly authorized by all necessary company action, are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation, or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, (ii) will not conflict with or violate any law or regulation, or any judgment, order, writ, injunction or decree of any court or Governmental Body, (iii) will not require the Consent of any Governmental Body or any other Person, except those Consents which will have been duly obtained, made or compiled prior to date hereof and which are in full force and effect, and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any material agreement, charter document, instrument, by-law or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound.
2.After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case each such representation and warranty is true and correct in all material respects as of such specific date, and no Default or Event of Default has occurred and is continuing.
F.Reaffirmation. Except as specifically modified by this Amendment, the Credit Agreement and the Other Documents remain in full force and effect in accordance with their respective terms and are hereby ratified, reaffirmed and confirmed by Borrowers.
G.Events of Default. Any failure to comply with the terms of this Amendment will constitute an Event of Default under the Credit Agreement.
H.Integration. This Amendment, together with the Credit Agreement and the Other Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
I.Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

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J.Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or Lenders to amend or otherwise modify any of the provisions of the Credit Agreement and this Amendment shall have no binding force or effect until the Amendment No. 5 Effective Date.
K.Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission (e.g., via .pdf) shall be deemed to be an original signature hereto.
L.Governing Law. This Amendment is an Other Document and is governed by the Applicable Law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance on, among other things, Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other Applicable Law.
M.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrowers, Lenders, Agent, and all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Agent.
N.Attorneys’ Fees; Costs. Borrowers agree to promptly pay, upon written demand, all reasonable and documented attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.
O.Jury Waiver; California Judicial Reference. WITHOUT LIMITING THE APPLICABILITY OF ANY OTHER PROVISION OF THE CREDIT AGREEMENT, THE TERMS OF ARTICLE XII OF THE CREDIT AGREEMENT, INCLUDING WITHOUT LIMITATION SECTION 12.3 REGARDING JURY TRIAL WAIVER AND CALIFORNIA JUDICIAL REFERENCE SHALL APPLY TO THIS AMENDMENT.
P.Total Agreement. This Amendment, the Credit Agreement, and the Other Documents contain the entire understanding among Borrowers, Lenders and Agent and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties, or guarantees not herein contained and hereinafter made have no force and effect unless in writing, signed by Borrowers’ and Agent’s respective officers. Neither this Amendment nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Amendment and the Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment.
[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.
VIRCO MFG. CORPORATION,
a Delaware corporation, as a Borrower
By: /s/ Bassey Yau
Name:    Bassey Yau
Title:     Vice President of Finance, Assistant Treasurer and Assistant Secretary
VIRCO INC.,
a Delaware corporation, as a Borrower
By: /s/ Bassey Yau
Name:    Bassey Yau
Title:     Vice President of Finance, Assistant Treasurer and Assistant Secretary
Signature Page to Amendment No. 5 [Virco]

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent
By: /s/ Robin Van Meter
Name: Robin Van Meter
Title: Senior Vice President

Signature Page to Amendment No. 5 [Virco]

November 22, 2024

Virco Mfg. Corporation
2027 Harpers Ways
Torrance, California 90501
Attention: Robert Dose and Bassey Yau

Virco Inc.
2027 Harpers Ways
Torrance, California 90501
Attention: Robert Dose and Bassey Yau

Re:    Amended and Restated Fee Letter (as amended, restated, amended and restated, or otherwise modified from time to time, the “Fee Letter”) provided in connection with the Amended and Restated Revolving Credit and Security Agreement, dated as of September 28, 2021, among VIRCO MFG. CORPORATION, a Delaware corporation, and VIRCO INC., a Delaware corporation (collectively “Borrowers”), the financial institutions that are now or that hereafter become a party thereto (collectively, “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”) (as amended on the date hereof pursuant to Amendment No. 5 and as may be further amended, restated, or otherwise modified from time to time, the “Credit Agreement”). Initially capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement

Ladies and Gentlemen:

    This letter agreement constitutes an amendment, effective as of the Amendment No. 5 Effective Date, of the fees under the Fee Letter that Borrowers have agreed to pay to Agent in connection with the Credit Agreement.

In connection with, and in consideration of, the agreements contained in the Credit Agreement and Amendment No. 5, Agent’s continued services as agent, and Agent’s participation in the credit facilities set forth in the Credit Agreement, Borrowers hereby agree to the following amendment to the Fee Letter:

(i)     Reduced Facility Fee. Section 2 of the Fee Letter is amended and restated in its entirety to read as follows:

2.    Facility Fee. If, for any day in each calendar quarter during the Term, the daily unpaid balance of the sum of Revolving Advances plus Swing Loans plus the Maximum Undrawn Amount of all outstanding Letters of Credit (the “Usage Amount”) does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent, for the ratable benefit of Lenders holding the Revolving Commitments based on their Revolving Commitment Percentages, (a) for all periods prior to October 1, 2024, a fee at a rate equal to three eighths
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of one percent (0.375%) per annum, and (b) commencing as of October 1, 2024 and at all times thereafter, a fee at a rate equal to one-quarter of one percent (0.250%) per annum, in each case, for each such day during the applicable period, the amount by which the Maximum Revolving Advance Amount on such day exceeds such Usage Amount (the “Facility Fee”). Such Facility Fee shall be payable to Agent in arrears on the first Business Day of each calendar quarter with respect to each day in the previous calendar quarter (or portion thereof), and on the last day of the Term with respect to each day in the previous calendar quarter (or portion thereof) ending on such date, as applicable.

Except as amended hereby, the Fee Letter remains in full force and effect.

The fees and other consideration to be paid pursuant to the Fee Letter and this letter are confidential and shall not to be disclosed by any Borrower to any person or entity. By execution of this letter, Borrowers agree to pay or cause to be paid the fees to Agent as and when due as provided in the Fee Letter, as amended hereby. This letter may be executed in any number of counterparts, each of which will be an original and all of which will constitute one and the same agreement.

[Signature Page Follows]

512398463

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION,
as Agent

By:     /s/ Robin Van Meter
Name:    Robin Van Meter
Title:    Senior Vice President

Signature Page to Amendment No. 5 to A&R Fee Letter [Virco]

Accepted and agreed to as of the date first set forth above:

VIRCO MFG. CORPORATION,
a Delaware corporation

By:     /s/ Bassey Yau
Name:    Bassey Yau
Title:     Vice President of Finance, Assistant Treasurer
and Assistant Secretary

VIRCO INC.,
a Delaware corporation

By:     /s/ Bassey Yau
Name:    Bassey Yau
Title:     Vice President of Finance, Assistant Treasurer
and Assistant Secretary

Signature Page to Amendment No. 5 to A&R Fee Letter [Virco]